Green Dot Reports First Quarter 2016 Non-GAAP Total Operating Revenues of $228.2M

•	Including unusual incremental launch expenses, the Company reports adjusted EBITDA of $78.3M and non-GAAP EPS of $0.78

•	Excluding unusual incremental launch expenses, the Company reports adjusted EBITDA of $80.2M and non-GAAP EPS of $0.80

Pasadena, CA - May 4, 2016 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the first quarter ended March 31, 2016.
For the first quarter of 2016, Green Dot reported GAAP revenue of $228.0 million and non-GAAP total operating revenues1 of $228.2 million. Green Dot also reported $0.63 in GAAP diluted earnings per common share. The Company reported adjusted EBITDA1 of $78.3 million and $0.78 in non-GAAP diluted earnings per common share1. Excluding unusual incremental launch expenses, the Company reported adjusted EBITDA1 of $80.2 million and $0.80 in non-GAAP diluted earnings per common share1. As of March 31, 2016, Green Dot generated $78.3 million in net cash from operations. Unencumbered cash at the holding company was $151.2 million.
Green Dot Chairman and Chief Executive Officer, Steve Streit said, "Q1 was a fabulous quarter for Green Dot in every way with strong performance from all our diversified business lines - both organic lines and acquired lines- helping to deliver solid top and bottom line performance that was well in excess of our expectations. Our prepaid business posted very strong performance as we saw the first quarterly sequential growth on active cards in a year. But more importantly, despite having 12% fewer cards in the period due to the impact of the discontinuation of MoneyPak in February 2015, the revenue from our Account Services segment was down only 1.9% year-over-year. Our well devised and executed strategies to improve the quality of our portfolio are working with the customers that now make up our active customer base delivering the most revenue per active card in our company’s history.”
"We have renewed retail partnerships with CVS and 7-Eleven plus have added three more retail chains and 250 more Financial Service Center locations to our distribution footprint. We are on track or ahead of schedule with our new product rollouts, we are expanding our partnership with Uber, and our business development pipeline is the best it has ever been, with several meaningful deals in the late stages of negotiation. In addition, we are allocating capital prudently and returned another $50 million to shareholders as part of our three-year $150 million share repurchase program. Green Dot is positioned for long-term, continued success and its Board is committed to holding management accountable for delivering on its six-step plan to achieve at least $1.75 in Non-GAAP EPS in 2017."
GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $228.0 million for the first quarter of 2016 from $227.2 million for the first quarter of 2015

•	GAAP net income was $32.9 million for the first quarter of 2016 from GAAP net income of $40.8 million for the first quarter of 2015

•	GAAP basic and diluted earnings per common share were $0.64 and $0.63, respectively, for the first quarter of 2016 from $0.77 and $0.76, respectively, for the first quarter of 2015

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Non-GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015:1

•	Non-GAAP total operating revenues[1] were $228.2 million for the first quarter of 2016 from $230.9 million for the first quarter of 2015

•	Including unusual incremental launch expenses:

▪
Adjusted EBITDA[1] was $78.3 million, or 34.3% of non-GAAP total operating revenues[1] for the first quarter of 2016 from $83.0 million, or 36.0% of non-GAAP total operating revenues[1] for the first quarter of 2015

▪	Non-GAAP net income[1] was $41.0 million for the first quarter of 2016 from $45.9 million for the first quarter of 2015

▪	Non-GAAP diluted earnings per share[1] was $0.78 for the first quarter of 2016 from $0.86 for the first quarter of 2015

•	Excluding unusual incremental launch expenses:

▪
Adjusted EBITDA[1] was $80.2 million, or 35.1% of non-GAAP total operating revenues[1] for the first quarter of 2016 from $83.0 million, or 36.0% of non-GAAP total operating revenues[1] for the first quarter of 2015

▪	Non-GAAP net income[1] was $42.2 million for the first quarter of 2016 from $45.9 million for the first quarter of 2015

▪	Non-GAAP diluted earnings per share[1] was $0.80 for the first quarter of 2016 from $0.86 for the first quarter of 2015
The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2016	2015
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.71	9.71	9.53	9.55	10.09
Number of tax refunds processed	8.18	0.06	0.10	2.00	8.52
Number of active cards at quarter end	4.75	4.50	4.51	4.80	5.38
Gross dollar volume	$6,569	$5,441	$5,040	$5,177	$6,350
Purchase volume	$4,708	$3,866	$3,676	$3,829	$4,684
Selected Business Updates
Green Dot is pleased to announce the following business developments, which all map to Green Dot’s previously-disclosed Six Step Plan.
New Distribution:

•
Green Dot and CVS have come to terms on a new multi-year agreement through which Green Dot's new prepaid products will be given expanded, priority placement both on the CVS main prepaid rack as well as at each cashier stand. The cashier placements are great locations for our products and they represent the highest traffic locations in the entire store.

•	Green Dot has entered into a multi-year extension with 7-Eleven stores for that chain to sell all of Green Dot’s new prepaid products and conduct reload transactions.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

•	Green Dot has added yet another 732 new retail locations to its retail footprint, including retail chains Stater Brothers, Gerlands and Kwik Trip.

•	Green Dot has launched an additional 250 Financial Service Center locations, also known as check cashing stores, where its card products and reload services will now be sold.
New Products:

•
The new Walmart MoneyCard with cash-back rewards and other high value services for customers and materially better unit economics for Green Dot was fully rolled out on schedule and on budget at Walmart stores chain-wide in mid-February. Green Dot’s remaining major retailers are in the process of being remerchandised with the new Green Dot Everyday Visa and MasterCard product and the new Green Dot 5% cash-back Visa debit card product with deployment at those retail distributors on-schedule and on-budget.

•
Green Dot’s new version of its MoneyPak product launched on schedule and on budget with Rite Aid, Walgreens and Kroger now selling the product, with more major retail distributors expected to begin selling the new MoneyPak over the coming months.

•
Green Dot is pleased to announce that its new lending marketplace, Green Dot Money, will launch well ahead of schedule in May. We believe that the Green Dot Money marketplace initiative has the potential to generate increased customer loyalty and, at scale, deliver a material amount of incremental, high-margin revenue from success fees paid to Green Dot by the participating marketplace lenders. Green Dot does not use any of its own capital to fund marketplace loans and is not at-risk for repayment.

New Partnerships:

•
Green Dot has entered into a multi-year agreement with Member Benefits Corporation, which provides financial services to large labor union organizations. Under the terms of the agreement, Green Dot is the exclusive prepaid card provider for the union which consists of over 2 million members in the hotel, healthcare and property services sectors. These hard working Americans fit squarely in Green Dot’s customer segment and the partnership provides a solid opportunity for Green Dot to expand its on-demand banking solutions into the labor union channel.

•
In March, we announced a customized business account version of Green Dot's award winning GoBank mobile checking account for Uber’s driver-partners. Since announcing the pilot in San Francisco in March, Uber has now expanded the availability of the GoBank account to many other cities, including New York, with plans to make the account more widely available soon.

•
Separate from and in addition to the previously announced Uber/GoBank partnership, Green Dot and Uber have entered into a new agreement to extend “Instant Pay” functionality to debit cards issued by any bank. When launched, this feature will allow driver partners to get their earnings instantly deposited to their GoBank checking account or to their existing bank account.

New Operating Initiatives:

•
“Green Dot Direct,” the amalgamation of Green Dot’s five leading direct-to-consumer websites, rolled out its new Super-Funnel program in April. Super-Funnel is a high-tech consolidation of the new account acquisition funnel for all of Green Dot’s 5 direct-to-consumer businesses, including AccountNow, AchieveCard, Green Dot brand, Walmart MoneyCard brand and GoBank.com. The opportunity is to use enhanced SEO strategies and a more efficient marketing model to generate vastly more applications per dollar of ad spend and a higher conversion of applications to active customers.

•
In March we completed the second planned conversion wave of customer files from Green Dot’s legacy transaction processor to the new MasterCard PTS transaction processing platform which brings the total number of account files successfully migrated to approximately 50 million. The remaining approximately 50 million account files are expected to be migrated over the remainder of 2016. On a full-year basis, we expect to generate a positive net 9 cents of incremental non-GAAP EPS in 2017.

Capital Allocation:

•
In February of 2016, Green Dot entered into a definitive agreement with Bank of America Merrill Lynch to purchase a total of $50 million of its Class A common stock under an accelerated stock repurchase transaction. Under the agreement, Green Dot received an initial delivery of approximately 1.9 million shares. The final number of shares to be repurchased and the aggregate cost per share to Green Dot will be based on Green Dot’s volume-weighted average stock price during the term of the transaction, which is expected to be completed by November 2016. Green Dot has now repurchased $100 million of its Class A common stock since September of 2015 when Green Dot’s regulators first approved the program. The Company is committed to executing the remaining $50 million under its $150 million repurchase authorization by 2017.

Accolades:

•
In January, the Company announced that it had been chosen by Paybefore as a 2016 Pay Awards winner in three categories for its mobile bank account, GoBank, and leading reload network, the Green Dot Network. Awards include “Judges’ Choice”, “The Best Mobile App” - GoBank with MasterCard and “Consumer Champion” - GoBank with MasterCard.

•
In March of 2016 the Company announced that its GoBank mobile checking account was honored at the 2016 PYMNTS Innovator Awards in the Best Check Innovation category. GoBank was presented with the category’s bronze award for its introduction of pre-authorized check-writing technology that provides additional security for customers and merchants. The PYMNTS Innovator Awards are viewed as one of the most prestigious recognitions in the payments industry and the ceremony marked the conclusion of Innovation Project 2016, a two-day thought leadership event for payments executives.

Governance:

•	Based on the feedback from several of our leading investors, our board has committed to adopt Proxy Access with that provision to take effect prior to the next meeting of shareholders.

•	Our board has put the matter of majority voting on our proxy ballot which we have urged our investors to approve.

•
As disclosed in the Company's proxy statement, the incentive compensation programs for the CEO, all other NEOs and executive management is 100% performance-based with no awards granted for anything but achieving specific annual financial goals. In summary, the Company’s incentive bonus plan structure has been simplified to solely reward cash bonus payments in exchange for meeting certain annual revenue generation targets and to solely award long-term equity incentive restricted shares in exchange for meeting certain annual non-GAAP EPS targets, except for the CEO, who has a higher hurdle of being only granted long-term equity incentive awards based upon achieving a certain 3-year “TSR” target.

Said Mark Shifke, Green Dot’s Chief Financial Officer, “While we are encouraged by the quality of earnings from our existing active card portfolio in Q1 and even more encouraged by the early strong performance on our new suite of prepaid cards with better unit economics that we expect will make up a larger part of our active card base over the remainder of the year, it’s only the first quarter of the year and we only have 30 to 60 days of data on those new cards, which we don’t feel is enough data from which to draw reliable conclusions. As such, we don’t feel comfortable at this point changing our model for Q2, Q3 or Q4. We would rather wait another quarter to get more clarity on how our existing portfolio behaves and to see how our new cards perform in both unit sales and revenue per active card. However, since our Account Services Segment did over-perform in Q1 by a net $5 million relative to our forecast, we do believe it is appropriate to add that $5 million to our full year revenue guidance number and update our 2016 outlook accordingly.”
Updated Outlook for 2016
Green Dot has provided its updated outlook for 2016. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2016, Green Dot will incur unusual incremental product launch expenses for the cost of deploying hundreds of merchandisers to Green Dot’s network of nearly 100,000 retail locations for the purpose of removing and destroying old inventory and replacing that old inventory with new inventory. The Company currently expects these costs will total $11 million in 2016. As such, we are presenting our updated 2016 outlook including and excluding the unusual incremental launch expenses.
Non-GAAP Total Operating Revenues2

•	Green Dot now expects full year non-GAAP total operating revenues[2] to be between $705 million and $710 million, versus its previous guidance range of $700 million and $705 million.

•	For Q2, Green Dot expects non-GAAP total operating revenues[2] to be approximately $168 million.

•	For 1H, Green Dot expects non-GAAP total operating revenues[2] to be approximately $397 million.
Adjusted EBITDA2

•	The Company now expects adjusted EBITDA[2] between $156 million and $160 million, versus its previous guidance range of $154 million and $158 million, including unusual incremental launch expenses.

•	The Company now expects adjusted EBITDA[2] between $167 million and $171 million, versus its previous guidance range of $165 million and $169 million, excluding unusual incremental launch expenses.

•
For Q2, Green Dot expects adjusted EBITDA[2] to be approximately $28 million and $36 million including and excluding an estimated $8 million (of the total full year $11 million) in unusual incremental launch expenses, respectively.

•
For 1H, Green Dot expects adjusted EBITDA[2] to be approximately $106 million and $116 million including and excluding an estimated $10 million (of the total full year $11 million) in unusual incremental launch expenses, respectively.

Non-GAAP EPS2

•	The Company now expects non-GAAP EPS[2] for the full year between $1.39 and $1.44, versus its previous guidance range of $1.35 and $1.40, including $11 million in unusual incremental launch expenses.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

•	The Company now expects non-GAAP EPS[2] between $1.52 and $1.57, versus its previous guidance range of $1.48 and $1.53, excluding $11 million in unusual incremental launch expenses.

•
For Q2, Green Dot expects non-GAAP EPS[2] of approximately $0.21 and $0.31 including and excluding an estimated $8 million (of the total full year $11 million) in unusual incremental launch expenses, respectively.

•
For 1H, Green Dot expects non-GAAP EPS[2] of approximately $1.00 and $1.13 including and excluding an estimated $10 million (of the total full year $11 million) in unusual incremental launch expenses, respectively.

The Company's non-GAAP EPS2 full year range for 2016, including incremental launch expenses, is calculated as follows:

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$156.0	$160.0
Depreciation and amortization*	(42.2)	(42.2)
Net interest expense	(0.4)	(0.4)
Non-GAAP pre-tax income	$113.4	$117.4
Tax impact**	(41.8)	(43.3)
Non-GAAP net income	$71.6	$74.1
Non-GAAP diluted weighted-average shares issued and outstanding**	51.6	51.3
Non-GAAP earnings per share	$1.39	$1.44
The Company's non-GAAP EPS2 full year range for 2016, excluding incremental launch expenses, is calculated as follows:

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$167.0	$171.0
Depreciation and amortization*	(42.2)	(42.2)
Net interest expense	(0.4)	(0.4)
Non-GAAP pre-tax income	$124.4	$128.4
Tax impact**	(45.9)	(47.4)
Non-GAAP net income	$78.5	$81.0
Non-GAAP diluted weighted-average shares issued and outstanding**	51.6	51.3
Non-GAAP earnings per share	$1.52	$1.57

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes an effective tax rate of 36.9%

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517; and entering the conference ID 10084228. The replay of the webcast will be available until Wednesday, May 11, 2016. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2016" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 4, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; contingent consideration; other charges and income; transaction costs; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2016 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$739,751	$772,128
Federal funds sold	1	1
Restricted cash	6,374	5,793
Investment securities available-for-sale, at fair value	56,092	49,106
Settlement assets	104,175	69,165
Accounts receivable, net	30,321	42,153
Prepaid expenses and other assets	27,024	30,511
Income tax receivable	—	6,434
Total current assets	963,738	975,291
Investment securities, available-for-sale, at fair value	138,368	132,433
Loans to bank customers, net of allowance for loan losses of $278 and $426 as of March 31, 2016 and December 31, 2015, respectively	6,274	6,279
Prepaid expenses and other assets	4,102	6,416
Property and equipment, net	79,128	78,877
Deferred expenses	9,396	14,509
Net deferred tax assets	3,580	3,864
Goodwill and intangible assets	468,286	473,779
Total assets	$1,672,872	$1,691,448
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,823	$37,186
Deposits	635,471	652,145
Obligations to customers	40,681	61,300
Settlement obligations	4,771	5,074
Amounts due to card issuing banks for overdrawn accounts	1,469	1,067
Other accrued liabilities	95,910	87,635
Deferred revenue	15,468	22,901
Note payable	20,966	20,966
Income tax payable	12,212	—
Total current liabilities	848,771	888,274
Other accrued liabilities	31,233	37,894
Note payable	95,445	100,686
Net deferred tax liabilities	1,505	1,272
Total liabilities	976,954	1,028,126

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of March 31, 2016 and December 31, 2015; 2 shares issued and outstanding as of March 31, 2016 and December 31, 2015	2	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of March 31, 2016 and December 31, 2015; 49,866 and 50,502 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	50	51
Additional paid-in capital	378,722	379,376
Retained earnings	316,986	284,108
Accumulated other comprehensive income (loss)	158	(215)
Total stockholders’ equity	695,918	663,322
Total liabilities and stockholders’ equity	$1,672,872	$1,691,448

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$91,886	$87,224
Processing and settlement service revenues	81,016	87,121
Interchange revenues	55,122	54,726
Stock-based retailer incentive compensation	—	(1,906)
Total operating revenues	228,024	227,165
Operating expenses:
Sales and marketing expenses	63,864	61,279
Compensation and benefits expenses	43,087	41,354
Processing expenses	28,513	30,600
Other general and administrative expenses	38,074	28,036
Total operating expenses	173,538	161,269
Operating income	54,486	65,896
Interest income	2,301	1,378
Interest expense	(4,781)	(1,496)
Income before income taxes	52,006	65,778
Income tax expense	19,124	24,965
Net income	32,882	40,813
Income attributable to preferred stock	(972)	(1,165)
Net income available to common stockholders	$31,910	$39,648

Basic earnings per common share:	$0.64	$0.77
Diluted earnings per common share:	$0.63	$0.76
Basic weighted-average common shares issued and outstanding:	49,863	51,448
Diluted weighted-average common shares issued and outstanding:	50,867	51,938

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Operating activities
Net income	$32,882	$40,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	11,404	9,375
Amortization of intangible assets	5,774	5,325
Provision for uncollectible overdrawn accounts	16,766	15,192
Employee stock-based compensation	5,645	5,213
Stock-based retailer incentive compensation	—	1,906
Amortization of premium on available-for-sale investment securities	269	235
Change in fair value of contingent consideration	—	(7,616)
Amortization of deferred financing costs	384	384
Impairment of capitalized software	105	—
Deferred income tax expense	—	(21)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,097)	(2,313)
Prepaid expenses and other assets	5,801	(31)
Deferred expenses	5,113	5,800
Accounts payable and other accrued liabilities	(12,448)	(9,410)
Amounts due to card issuing banks for overdrawn accounts	402	1,169
Deferred revenue	(7,458)	(5,618)
Income tax receivable	18,591	24,091
Other, net	145	2
Net cash provided by operating activities	78,278	84,496

Investing activities
Purchases of available-for-sale investment securities	(38,492)	(34,631)
Proceeds from maturities of available-for-sale securities	25,945	21,972
Proceeds from sales of available-for-sale securities	21	12,733
Increase in restricted cash	(581)	(1,429)
Payments for acquisition of property and equipment	(12,182)	(14,144)
Decrease (increase) in loans	5	(265)
Acquisition, net of cash acquired	—	(65,209)
Net cash used in investing activities	(25,284)	(80,973)

Financing activities
Repayments of borrowings from note payable	(5,625)	(5,625)
Borrowings on revolving line of credit	15,000	30,001
Repayments on revolving line of credit	(15,000)	(30,001)
Proceeds from exercise of options	2,884	269
Excess tax benefits from exercise of options	338	24
Taxes paid related to net share settlement of equity awards	(1,174)	(152)
Net (decrease) increase in deposits	(16,674)	78,872
Net (decrease) increase in obligations to customers	(55,918)	77,344
Contingent consideration payments	(189)	(169)
Repurchase of Class A common stock	(9,013)	—
Net cash (used in) provided by financing activities	(85,371)	150,563

Net (decrease) increase in unrestricted cash, cash equivalents, and federal funds sold	(32,377)	154,086
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	772,129	724,638
Unrestricted cash, cash equivalents, and federal funds sold, end of year	$739,752	$878,724

Cash paid for interest	$4,397	$1,112
Cash paid for income taxes	$140	$779

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$145,140	$91,370	$(8,486)	$228,024
Operating expenses	119,152	39,022	15,364	173,538
Operating income	$25,988	$52,348	$(23,850)	$54,486

	Three Months Ended March 31, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$147,859	$90,176	$(10,870)	$227,165
Operating expenses	118,153	36,858	6,258	161,269
Operating income	$29,706	$53,318	$(17,128)	$65,896

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Total operating revenues	$228,024	$227,165
Stock-based retailer incentive compensation (2)(4)	—	1,906
Contra-revenue advertising costs (3)(4)	219	1,816
Non-GAAP total operating revenues	$228,243	$230,887
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Net income	$32,882	$40,813
Employee stock-based compensation expense (5)	5,645	5,213
Stock-based retailer incentive compensation (2)	—	1,906
Amortization of acquired intangibles (6)	5,774	5,325
Change in fair value of contingent consideration (6)	—	(7,616)
Other charges (7)	799	2,667
Transaction costs (6)	81	282
Amortization of deferred financing costs (7)	384	384
Impairment charges (7)	105	—
Income tax effect (8)	(4,702)	(3,097)
Non-GAAP net income	$40,968	$45,877
Diluted earnings per common share*
GAAP	$0.63	$0.76
Non-GAAP	$0.78	$0.86
Diluted weighted-average common shares issued and outstanding
GAAP	50,867	51,938
Non-GAAP	52,386	53,558

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Diluted weighted-average shares issued and outstanding*	50,867	51,938
Assumed conversion of weighted-average shares of preferred stock	1,519	1,515
Weighted-average shares subject to repurchase	—	105
Non-GAAP diluted weighted-average shares issued and outstanding	52,386	53,558

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Stock outstanding as of March 31:
Class A common stock	49,866	51,699
Preferred stock (on an as-converted basis)	1,519	1,515
Total stock outstanding as of March 31:	51,385	53,214
Weighting adjustment	(3)	(146)
Dilutive potential shares:
Stock options	343	281
Restricted stock units	630	193
Employee stock purchase plan	31	16
Non-GAAP diluted weighted-average shares issued and outstanding	52,386	53,558
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net income	$32,882	$40,813
Net interest expense (4)	2,480	118
Income tax expense	19,124	24,965
Depreciation and amortization of property and equipment (4)	11,404	9,375
Employee stock-based compensation expense (4)(5)	5,645	5,213
Stock-based retailer incentive compensation (2)(4)	—	1,906
Amortization of acquired intangibles (4)(6)	5,774	5,325
Change in fair value of contingent consideration (4)(6)	—	(7,616)
Other charges (4)(7)	799	2,667
Transaction costs (4)(6)	81	282
Impairment charges (4)(7)	105	—
Adjusted EBITDA	$78,294	$83,048
Non-GAAP total operating revenues	$228,243	$230,887
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	34.3%	36.0%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Total operating revenues	$168.0	$704.6	$709.6
Contra-revenue advertising costs (3)(4)	—	0.4	0.4
Non-GAAP total operating revenues	$168.0	$705.0	$710.0
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Net income	$2.8	$39.6	$42.1
Adjustments (9)	25.2	116.4	117.9
Adjusted EBITDA	$28.0	$156.0	$160.0

Non-GAAP total operating revenues	$168.0	$710.0	$705.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	17%	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Net income	$2.8	$39.6	$42.1
Adjustments (9)	8.2	32.0	32.0
Non-GAAP net income	$11.0	$71.6	$74.1
Diluted earnings per share*
GAAP	$0.06	$0.79	$0.85
Non-GAAP	$0.21	$1.39	$1.44
Diluted weighted-average shares issued and outstanding**
GAAP	49.7	50.1	49.8
Non-GAAP	51.2	51.6	51.3

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Diluted weighted-average shares issued and outstanding*	49.7	49.8	50.1
Assumed conversion of weighted-average shares of preferred stock	1.5	1.5	1.5
Non-GAAP diluted weighted-average shares issued and outstanding	51.2	51.3	51.6

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA Excluding Incremental Launch Expense (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Net income	$2.8	$39.6	$42.1
Adjustments (9)	25.2	116.4	117.9
Incremental launch expense (9)	$8.0	$11.0	$11.0
Adjusted EBITDA	$36.0	$167.0	$171.0

Non-GAAP total operating revenues	$168.0	$710.0	$705.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	21%	24%	24%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income Excluding Incremental Launch Expense (1)
(Unaudited)

		FY 2016
		Range
	Q2 2016	Low	High
		(In millions)
Net income	$2.8	$39.6	$42.1
Adjustments (9)	8.2	32.0	32.0
Incremental launch expense (9)	5.0	6.9	6.9
Non-GAAP net income	$16.0	$78.5	$81.0
Diluted earnings per share*
GAAP	$0.06	$0.79	$0.85
Non-GAAP	$0.31	$1.52	$1.57
Diluted weighted-average shares issued and outstanding**
GAAP	49.7	50.1	49.8
Non-GAAP	51.2	51.6	51.3

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the previous table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $5.6 million and $5.2 million for the three months ended March 31, 2016 and 2015, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges and income, transaction costs, and impairment charges that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results. Prior to 2015, the Company did not have any co-op advertising costs recorded as contra-revenue.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, expenses incurred with our proxy contest and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).